UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2015

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0640593
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the previously announced focus on creating greater liquidity to reduce debt at its sponsored master limited partnership subsidiary, SunCoke Energy, Inc. (the “Company”) intends, for each of the five fiscal quarters ending December 31, 2016, to (i) provide SunCoke Energy Partners, L.P. (the “Partnership”) an incentive distribution rights (“IDR”) giveback and (ii) evaluate a corporate cost allocation reimbursement holiday for the Partnership. In accordance with the Company’s intentions, on December 23, 2015, the general partner of the Partnership, SunCoke Energy Partners GP LLC (the “General Partner”), amended the Partnership’s First Amended and Restated Agreement of Limited Partnership dated as of January 24, 2013 (the “Partnership Agreement”). The Amendment No. 1 (the “Amendment”) to the Partnership Agreement, effective as of December 23, 2015, provides, among other things, that:

(1) if any partner incurs and pays any Partnership expense for which the general partner would be entitled to reimbursement, but such partner either elects not to seek reimbursement, or returns any reimbursed funds to the Partnership within five days, then the amount of any such expense will be treated as having been contributed to the Partnership by that partner, any items of deduction or loss attributable to the payment of such expense shall be allocated to such partner, and the Partnership will be treated as having incurred and paid such expense; and

(2) if, within five days of receiving a cash distribution, a partner returns all or a portion of such cash distribution to the Partnership, such partner will be treated as not having received a distribution of the cash that it returned .

The foregoing description of the Amendment in this Item 5.03 is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On December 23, 2015, the Company, the Partnership and the General Partner, entered into a Sponsor Support Agreement (the “Support Agreement”), pursuant to which the Company intends to make certain quarterly cash capital contributions to the Partnership during each of the five fiscal quarters ending December 31, 2016. The amounts of such quarterly capital contributions will be determined each quarter by the Company, and will be equal to all or a portion of the reimbursable expense payments and/or incentive distribution payments otherwise to be received by the Company. The capital contributions, if any, will be contributed by the Company to the Partnership within five days of receipt of reimbursable expense payments and incentive distribution payments.

The description of the Support Agreement in this Item 8.01 is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of SunCoke Energy Partners, L.P., effective as of December 23, 2015

99.1	Sponsor Support Agreement, effective as of December 23, 2015, by and among SunCoke Energy, Inc., SunCoke Energy Partners GP LLC and SunCoke Energy Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: December 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of SunCoke Energy Partners, L.P., effective as of December 23, 2015

99.1	Sponsor Support Agreement, effective as of December 23, 2015, by and among SunCoke Energy, Inc., SunCoke Energy Partners GP LLC and SunCoke Energy Partners, L.P.